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                                                                      EXHIBIT 15









October 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 14, 2000, July 18, 2000 and October 17, 2000 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively, and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-3, dated November 2, 2000.

Very truly yours,



PricewaterhouseCoopers LLP
Detroit, MI